GOODWIN, PROCTER & HOAR
                               COUNSELLORS AT LAW
                                28 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                                                        TELEPHONE (617) 523-5700
                                                       TELECOPIER (617) 523-1231
                                                             TELEX 94-0640
                                                        CABLE-GOODPROCT, BOSTON


                                        March   , 1981


Tucker Anthony Mutual Fund
Three Center Plaza
Boston, Massachusetts 02109


Gentlemen:

     As counsel to Tucker Anthony Mutual Fund (The "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of the Tucker Anthony Cash Management Fund ("Fund"), the series of the Trust which has been established and designated in section 4.2 of the Trust's Agreement and Declaration of Trust dated December 22, 1980, as more fully described in the prospectus contained in the Form N-1 Registration Statement filed by the Trust.

     We have examined the Agreement and Declaration of Trust of the Trust, the Bylaws of the Trust, the minutes of meetings of the Board of Trustees of the Trust, the Prospectus, and such other documents, records and certificates as we deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts, and that the shares of the fund which are the subject of the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus in effect at the time of sale, by legally issued fully paid and non-assessable by the Trust.

     We consent to being named in the Prospectus and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.


                                                         Very truly yours,

                                                     /s/ GOODWIN, PROCTER & HOAR

                                                         GOODWIN, PROCTER & HOAR